Exhibit 32.1 - SECTION 906 CERTIFICATION

EXHIBIT 32.1

Section 1350 Certifications

I am the Principal Executive Officers and Principal Financial Officer of Monster Offers, a Nevada corporation (the “Company”). I am delivering this certificate in connection with the amended Form 10-Q/A of the Company for the quarter year ended September 30, 2012 and filed with the U.S. Securities and Exchange Commission (“Form 10-Q”).

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Monster Offers (the “Company”) certifies to his knowledge that:

(1) The amended Quarterly Report on Form 10-Q/A of the Company for the quarterly period ended September 30, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in that Form 10-Q/A fairly presents, in all material respects, the financial conditions and results of operations of the Company.

/s/ Wayne Irving II
Wayne Irving II
Principal Executive Officer Principal Financial Officer

Date: December 21, 2012